Filed Pursuant to Rule 424(b)(3)
File No.  333-139299

PROSPECTUS SUPPLEMENT NO. 8
to Prospectus declared
effective on June 13, 2007
(Registration No. 333-139299)

ALLEGRO BIODIESEL CORPORATION

This Prospectus Supplement No. 8 supplements our Prospectus declared effective on June 13, 2007. The securities that are the subject of the Prospectus have been registered for resale by certain of our investors.

This Prospectus Supplement No. 8 includes the following attached document: our Form 8-K dated June 13, 2008, which was filed with the SEC on June 17, 2008 (the “8-K”). As reported in the 8-K, Allegro has signed a definitive agreement to sell its biodiesel plant located in Pollock, Louisiana to an investor group. Two of the members of that investor group are currently officers and directors of Allegro who will resign from those positions upon the closing of the transaction, which is anticipated to occur on or before August 15, 2008. The other material terms of the transaction are more fully described in the 8-K.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 8 is June 18, 2008.

____________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

ALLEGRO BIODIESEL CORPORATION
____________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporaton)	0-21982 (Commission File Number)	20-5748331 (IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 13, 2008, Allegro Biodiesel Corporation (“Allegro”, or the “Company”) entered into a definitive Interest Purchase Agreement (the “Purchase Agreement”) with Consolidated Energy Holdings, LLC (“CEH”). Pursuant to the Purchase Agreement, on the closing date, CEH will purchase 100% of the Company’s interests (the “Membership Interests”) in its wholly-owned subsidiary, Vanguard Synfuels, LLC (“Vanguard”). Many of the members of CEH are former members of Vanguard who sold their interests in Vanguard to Allegro in September 2006. Two of the members of CEH, Darrell Dubroc and Tim Collins, are current officers and directors of Allegro who will resign from those positions upon the closing. Vanguard comprises substantially all of the operating assets of Allegro. The Purchase Agreement and ancillary documents thereto supersede the letter of intent disclosed by Allegro in its Form 8-K filed with the Securities and Exchange Commission on May 22, 2008.

Separately, Allegro has also signed an agreement to settle its claims against an escrow account that was established when it purchased Vanguard. Many of the members of CEH, including Messrs. Dubroc and Collins, are beneficiaries of the escrow account.

A summary of the Purchase Agreement, the material ancillary agreements thereto, and the agreement to settle claims, are set forth below. Capitalized terms used in the summaries and not otherwise defined all have the meanings assigned to them in the relevant agreements. Each summary is subject to, and qualified in its entirety by, reference to the relevant agreement.

I.      Description of Purchase Agreement

Consideration

Payment for Interests. At the closing of the Acquisition, CEH will pay Allegro $1,000 in cash for 100% of the Company’s interests in Vanguard (the “Interests”).

Payment or Assumption of Certain Liabilities. CEH will pay or assume all of Vanguard’s liabilities as set forth on a closing balance sheet. Included in those liabilities is approximately $2.9 million of principal and additional accrued interest (the “Indebtedness”) owed by Vanguard to First South Farm Credit, ACA (“First South”) under a term loan and revolving credit facility.

Retained Assets

At the closing, Allegro will retain several non-operating assets, including (i) cash, (ii) its equity investment in Community Power Corporation (“CPC”), (iii) a note receivable from CPC, and (iv) any remaining claims it has under the Escrow Agreement that was established when the Company originally acquired Vanguard in September 2006 (the “2006 Escrow Agreement”).

Representations, Warranties and Covenants

Allegro and CEH each have made customary representations, warranties and covenants in the Purchase Agreement. These include, among others, a covenant by Allegro, at its option, to cease funding any and all outstanding and future costs and expenses related to the operations of Vanguard; a covenant by CEH to pay certain legal fees of Allegro; a covenant by Allegro to file its final federal tax returns for the year ended December 31, 2007, and all relevant state tax returns; a covenant by Allegro to assign, and CEH to assume, all existing employment contracts of certain employees of Allegro and all accrued and future liabilities related thereto; a covenant by CEH to deliver general releases of all claims against Allegro by each of such employees; and covenants by the parties to enter into certain ancillary agreements as of the closing, including a delivery of the release of Allegro’s corporate guaranty in favor of First South.

Conditions to Closing

CEH’s obligation to close is subject to, among other things, (i) delivery by Allegro of an instrument of transfer of all of the Membership Interests, (ii) delivery by Allegro of an Assignment and Assumption Agreement relating to the Employee Liabilities between Allegro and CEH, (iii) delivery by Allegro of a voting agreement executed by certain stockholders of Allegro pursuant to which they agree to vote in favor of the Acquisition; and (iv) Allegro having paid certain outstanding taxes to the IRS.

Allegro’s obligation to close is subject to, among other things, delivery by CEH of (i) the cash amount of the payment for the Interests; (ii) the Assignment and Assumption Agreement; (iii) the Employee Resignation Letters; (iv) the Employee Releases; and (v) the release of Allegro’s guaranty of the Indebtedness by First South.

Indemnification

The Purchase Agreement provides that Allegro and CEH will jointly and severally indemnify Allegro and its affiliates, and Allegro will indemnify CEH and its affiliates against any losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. CEH will also indemnify Allegro against any and all losses in connection with (i) the Employee Liabilities, and (ii) one-half (½) of a judgment, settlement or other resolution of the claims made by John T. McDaniel or his estate against the Company in litigation pending in Louisiana.

Termination

The Purchase Agreement contains certain termination rights for both Allegro and CEH under specified circumstances, including in the event that the closing of the transactions contemplated by the Purchase Agreement have not occurred by September 30, 2008. In addition, as described more fully in Article 9 of the Purchase Agreement, Allegro can terminate the Purchase Agreement if, prior to the mailing of a definitive Information Statement to Allegro’s stockholders, Allegro enters into a definitive agreement providing for the implementation of a Superior Proposal, provided that Allegro shall, prior to or simultaneously with the closing of a Superior Proposal, pay to CEH the Purchaser Transaction Expenses.

II.      Description of the Assignment and Assumption Agreement

Allegro and CEH have entered into an Assignment and Assumption Agreement whereby Allegro will irrevocably transfer all of its rights, titles and interests in the Employee Liabilities as defined in the IPA.

III.     Description of the Agreement to Settle Certain Claims

Allegro and the Former Members have entered into an Agreement to Settle Certain Claims. This Agreement relates to certain claims Allegro has previously made under the 2006 Escrow Agreement. Under this Agreement, (i) Allegro will receive $151,628.08 from the cash escrow deposit established under the 2006 Escrow Agreement and 124,961 shares of Allegro’s common stock from the stock escrow deposit established under the 2006 Escrow Agreement, and (ii) the Former Members will receive $201,129.30 from the cash escrow deposit and 126,250 in shares of Allegro’s common stock from the stock escrow deposit upon delivery of a definitive Information Statement to Allegro’s shareholders. The Agreement to Settle Certain Claims also stipulates that Allegro and the Former Members will act in good faith to resolve all remaining claims against the escrow account established under the 2006 Escrow Agreement before July 15, 2008. If the two parties have not entered into a binding settlement or a release of all such claims, then Allegro and the Former Members will enter into binding arbitration to resolve such claims.

Joint escrow instructions relating to the release of cash and shares described above have been executed by the parties; escrowed with counsel for the Former Members; and will be delivered to the escrow agent under the 2006 Escrow Agreement upon receipt of written confirmation that Allegro has mailed a definitive Information Statement to its stockholders in accordance with the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

 2.1              Interest Purchase Agreement, dated as of June 13, 2008 by and among Allegro Biodiesel Corporation, Consolidated Energy Holdings, LLC, and the members of CEH.

 2.1.1   Assignment and Assumption Agreement, dated as of June 13, 2008, by and between Allegro Biodiesel Corporation and Consolidated Energy Holdings, LLC

 2.1.2           Voting Agreement, dated as of June 13, 2008 by and among Consolidated Energy Holdings, LLC and certain stockholders of Allegro

10.1             Agreement to Settle Certain Claims, dated as of June 13, 2008, by and among Allegro Biodiesel Corporation and Darrell Dubroc, as member representative of and the Former Members.

10.1.1          Joint Escrow Instructions re release of cash and shares, dated as of June 13, 2008, by and between Allegro Biodiesel Corporation and Darrell Dubroc, as member representative of the Former Members.

10.1.2          Joint Escrow Instructions re the arbitration of remaining claims, dated as of June 13, 2008, by and between Allegro Biodiesel Corporation and Darrell Dubroc, as member representative of the Former Members.

10.2             Escrow Agreement for Escrowed Document, dated as of June 13, 2008, by and among Allegro Biodiesel Corporation, Consolidated Energy Holdings, LLC, Richard Matheny, as escrow agent, and Darrell Dubroc, as member representative of the Former Members.

 99.1            Press Release issued by Allegro Biodiesel Corporation on June 16, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: June 17, 2008

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Bruce Comer
Bruce Comer Chief Executive Officer

INTEREST PURCHASE AGREEMENT

THIS INTEREST PURCHASE AGREEMENT is made as of June 13, 2008, by and among Allegro Biodiesel Corporation, a Delaware corporation (“Seller”), Consolidated Energy Holdings, LLC, a Louisiana limited liability company (“Purchaser”), and, solely for purposes of Article X and Article XI, the Members of Purchaser listed on the signature pages hereof (the “Members”) and, solely for purposes of Section 5.8. Certain capitalized terms used herein are defined in Article I.

WITNESSETH:

WHEREAS, Seller owns 100% of the membership interests (the “Membership Interests”) of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (the “Company”); and

WHEREAS, Seller desires to sell and Purchaser desires to purchase from Seller all of the Membership Interests, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1  Definitions. The following terms have the corresponding meanings for the purposes of this Agreement:

“Assignment and Assumption Agreement” has the meaning provided in Section 8.2(b).

“Agreement” means this Interest Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

“Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in Los Angeles, California or New Orleans, Louisiana, generally are closed for business.

“Cash Amount” has the meaning provided in Section 2.2.

“Closing” means the consummation of the transactions contemplated herein in accordance with Article VIII.

“Closing Date” means the date on which the Closing occurs.

“Company” has the meaning provided in the Recitals.

“Company Expenses” has the meaning provided in Section 5.6.

“Disinterested Director” shall mean a member of Seller’s board of directors who is not an affiliate or representative of Purchaser.

“Employees” has the meaning provided in Section 5.5.

“Employee Liabilities” has the meaning provided in Section 5.5.

“Employee Releases” has the meaning provided in Section 5.5.

“Employee Resignation Letters” has the meaning provided in Section 5.5.

“Escrow Agent” has the meaning provided in Section 5.8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First South” means First South Farm Credit, ACA.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Guaranty” means the Continuing Guaranty dated September 30, 2006, by Seller in favor of First South.

“Information Statement” has the meaning provided in Section 5.3(a).

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance; provided that “Lien” shall exclude any mechanic’s lien, materialman’s lien or similar liens of vendors or service providers to Seller or the Company.

“Loss” or “Losses” means any and all liabilities, losses, costs, claims, damages (excluding consequential and punitive damages, other than any such damages that arise out of a third party claim), penalties and expenses (including attorneys’ fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms “Loss” and “Losses” shall include any and all attorneys’ fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

“Members” has the meaning provided in the Preamble.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity or any Governmental Authority.

“Pre-Closing Period” has the meaning provided in Section 5.9.

“Proceeding” has the meaning provided in Section 10.4(a).

“Purchaser” has the meaning provided in the Preamble.

“Purchaser Transaction Expenses” shall mean the cash amount necessary to reimburse Purchaser for (i) all Company Expenses funded by Purchaser in accordance with Section 5.6, (ii) the lesser of (a) $25,000 and (b) all reasonable out-of-pocket fees and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, whether such transactions are consummated or not, including but not limited to, reasonable attorney’s fees and expenses related to the negotiation and preparation of this Agreement and the Related Agreements, the Information Statement and the closing of the transactions contemplated hereby and thereby and (iii) amounts paid to Sidley Austin LLP or other legal counsel to Seller.

“Related Agreement” means any agreement or instrument that is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

“Required Consents” has the meaning provided in Section 3.3(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning provided in the Preamble.

“Stockholder Approval” has the meaning provided in Section 3.2.

“Superior Proposal” shall mean any bona fide written proposal made by a third party to acquire the Membership Interests or substantially all of the assets of the Company, which a majority of the Disinterested Directors determines in its good faith judgment to be more favorable from a financial point of view to Seller’s stockholders than the consideration provided by Purchaser under this Agreement. At a minimum, the Superior Proposal must include a release of Seller’s obligations under the Guaranty.

1.2  Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder”, “hereof”, “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement.

ARTICLE II

PURCHASE AND SALE OF MEMBERSHIP INTERESTS

2.1  Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing Seller shall sell, transfer and deliver to Purchaser all of the Membership Interests, free and clear of all Liens, except for the Lien in favor of First South, if any, and Purchaser shall accept, acquire and take delivery of all of the Membership Interests and the other documents specified in Section 8.2.

2.2  Payment of Consideration. On the Closing Date, in consideration for the purchase and sale of the Membership Interests to Purchaser, Purchaser shall (a) pay to Seller One Thousand United States Dollars ($1,000.00) (the “Cash Amount”) and (b) deliver to Seller the agreements and other documents specified in Section 8.3. The Cash Amount shall be paid to Seller by means of a cash, check or wire transfer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

3.1  Due Incorporation, etc. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being owned, leased, operated and conducted. Seller is qualified to do business in the States of California and Louisiana.

3.2  Due Authorization. Except for the authorization of the stockholders of Seller to the sale of the Membership Interests hereunder (the “Stockholder Approval”), Seller has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and its Related Agreements have been duly and validly approved by Seller’s board of directors and, except for the Stockholder Approval, no other actions or proceedings on the part of Seller are necessary to authorize this Agreement, Seller’s Related Agreements and the transactions contemplated hereby and thereby. Seller has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of Seller and Seller’s Related Agreements upon execution and delivery by Seller will constitute legal, valid and binding obligations of Seller, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

3.3  Consents and Approvals; No Conflicts, etc.

(a)  Except for (i) the Stockholder Approval and (ii) the consent of First South of the sale of the Membership Interests, (iii) the release of the Guaranty by First South and (iv) the filing of the Information Statement by Seller and any other documents required to be filed by Seller under the Securities Act, the Exchange Act or state securities laws in connection with the transactions contemplated by this Agreement (the “Required Consents”), no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller of this Agreement and the execution, delivery and performance by Seller of its Related Agreements or the consummation of the transactions contemplated hereby or thereby.

(b)  Assuming the Required Consents have been obtained, the execution, delivery and performance by Seller of this Agreement and the execution, delivery and performance by Seller of its Related Agreements do not and will not (i) violate any Law applicable to Seller; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Seller under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any agreement to which Seller is a party; (iii) permit the acceleration of the maturity of any indebtedness of Seller; or (iv) violate or conflict with any provision of any of the Certificate of Incorporation or Bylaws of Seller.

3.4  Ownership of Membership Interests.

(a)  Seller is the legal beneficial owners of 100% of the Membership Interests, free and clear of any and all Liens.

(b)  Other than the Membership Interests, there are no membership interests, or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Seller or the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any membership interests or other securities of the Company.

(c)  Except for this Agreement and the Operating Agreement of the Company, there are no outstanding contractual obligations of Seller or the Company that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any membership interests or other securities of the Company or the management or operation of the Company. Except for Seller’s rights as a holder of Membership Interests or as set forth in the employment agreements between Seller and each of Darrell Dubroc and Tim Collins, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Company or any component or portion thereof, or any increase or decrease in any of the foregoing.

(d)  The instruments of transfer delivered by Seller to Purchaser at the Closing will be sufficient to transfer Seller’s entire interest, legal and beneficial, in the Membership Interests.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller, as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

4.1  Due Organization, etc. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Louisiana, with all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its businesses as they are now being owned, leased, operated and conducted.

4.2  Due Authorization. Purchaser has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements have been duly and validly approved by Purchaser’s members and managers and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement, Purchaser’s Related Agreements and the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of Purchaser and Purchaser’s Related Agreements upon execution and delivery by Purchaser will constitute legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

4.3  Consents and Approvals; No Conflicts, etc.

(a)  No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement and the execution, delivery and performance by Purchaser of its Related Agreements or the consummation of the transactions contemplated hereby or thereby.

(b)  The execution, delivery and performance by Purchaser of this Agreement and the execution, delivery and performance by Purchaser of its Related Agreements do not and will not (i) violate any Law applicable to Purchaser; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any agreement to which Purchaser is a party; (iii) permit the acceleration of the maturity of any indebtedness of Purchaser; or (iv) violate or conflict with any provision of any of the Articles of Organization or Operating Agreement of Purchaser.

ARTICLE V

COVENANTS OF THE PARTIES

Purchaser and Seller agree to perform each of the following covenants:

5.1  Implementing Agreement. Subject to the terms and conditions hereof, Purchaser and Seller shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use its commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, Purchaser and Seller each agree that it will not take any action which would have the effect of preventing or impairing its performance of its obligations under this Agreement.

5.2  Consents and Approvals. Purchaser and Seller shall use their commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including the Required Consents; provided that no contact will be made by either party with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by the other party. Each of Purchaser and Seller shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Purchaser or Seller, respectively, or any of their respective affiliates pursuant to any applicable Law or agreement in connection with this Agreement and the transactions contemplated hereby, including expedited submission of all materials required by any Governmental Authority in connection with such filings.

5.3  Information Statement.

(a)  Seller shall prepare and file with the SEC as soon as practicable a preliminary information statement on Schedule 14C (the “Information Statement”) relating to the sale of the Membership Interests. The Information Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act, and the Exchange Act and the respective rules and regulations thereunder. Without limiting the foregoing, the Information Statement must include the information required by Rule 14f-1 under the Exchange Act. Seller covenants, represents and warrants to Purchaser that the Information Statement, at the time filed with the SEC or other Governmental Authority, at the date mailed to Seller’s stockholders, and at the date of any written consent or meeting of Seller’s stockholders, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Seller in reliance upon and in conformity with written information concerning Purchaser or its affiliates furnished to Seller by Purchaser or any of its affiliates expressly for inclusion in the Information Statement.

(b)  Purchaser shall, and shall cause its members to, (i) cooperate in the preparation of the Information Statement and (ii) furnish to Seller all information concerning it required for use in the Information Statement or any other statement, filing, notice or application made by or on behalf of Seller to any third party and/or Governmental Authority in connection with the transactions contemplated by this Agreement. Purchaser shall use commercially reasonable efforts to assist Seller to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. If Purchaser learns of any event that should be set forth in an amendment or supplement to the Information Statement, it will promptly inform Seller of such event. Purchaser covenants, represents and warrants to Seller that none of the information regarding Purchaser or any of its members, or other information supplied in writing by Purchaser specifically for inclusion or incorporation by reference in the Information Statement or any amendment thereof or supplement thereto will, at the time filed with the SEC or other Governmental Authority, at the date mailed to Seller’s stockholders, and at the date of any written consent or meeting of Seller’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Purchaser covenants, represents and warrants to Seller that the Information Statement, insofar as it relates to information regarding Purchaser or any of its members, or other information supplied in writing by Purchaser for inclusion therein, will comply as to form and substance in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Purchaser and its members agree to provide to First South all information requested by First South as needed by First South.

(c)  Seller shall provide Purchaser with a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement to the Information Statement prior to filing such with the SEC and will provide Purchaser with a reasonable number of copies of all such filings made with the SEC.

(d)  Seller shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Information Statement to Purchaser and advise Purchaser of any oral comments with respect to the Information Statement received from the SEC. Seller shall use commercially reasonable efforts to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. If, at any time prior to the Closing Date, any event with respect to Seller, the Company, Purchaser or any of their respective affiliates should occur that is required to be described in an amendment of, or a supplement to, the Information Statement, Seller shall describe such event, and such amendment shall be promptly filed with the SEC and, as required by Law, disseminated to stockholders of Seller. Seller shall advise Purchaser, promptly after it receives notice thereof, of the time when the Information Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order or any request by the SEC for an amendment or supplement of the Information Statement or for additional information.

5.4  Action by Stockholders of Seller. Subject to the fiduciary duties of Seller’s board of directors to Seller’s stockholders, including with respect to any Superior Proposal, Seller shall, through its Board of Directors, recommend to the stockholders of Seller the approval of the sale of the Membership Interests contemplated hereby and the adoption of this Agreement. As soon as practicable after the Information Statement becomes effective under the Exchange Act, Seller shall duly call, give notice of, convene and hold a meeting of its stockholders or obtain one or more written consents of its stockholders for the purpose of approving the sale of the Membership Interests contemplated hereby, all in accordance with the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Seller.

5.5  Assignment and Assumption of Liabilities; Employee Resignations. At the Closing, Seller shall assign and Purchaser shall assume (i) all of the existing employment agreements between Seller and each of Darrell Dubroc, Tim Collins and Jerome Whiddon, (ii) all accrued and future costs and expenses of Seller and the Company related to the employment of Darrell Dubroc, Tim Collins, Jerome Whiddon, Penny Welch, Bill R. Longino, Albert Murphy and Tim O’ Bannon (the “Employees”), including all salaries, bonuses, employee benefits (including health care benefits), reimbursable expenses and all withholding and other Taxes related thereto (such employment agreements, costs and expenses referred to in the foregoing clauses (i) and (ii), collectively the “Employee Liabilities”). In addition, at the Closing, Purchaser shall deliver to Seller resignation letters of each of the Employees relating to all offices and directorships in the Seller in form and substance reasonably acceptable to Seller (the “Employee Resignation Letters”) and deliver to Seller general releases of all claims against Seller by each of the Employees (the “Employee Releases”). Seller agrees that if Seller’s insurance policy covering Seller’s directors and officers offers a tail option, Seller shall make such option available to the Employees at the Employee’s expense.

5.6  Payment of Company Expenses. Purchaser and Seller acknowledge that Seller intends to (but is not obligated to) cease funding any and all outstanding and future costs and expenses relating to the operations of the Company, including Seller’s office in Alexandria and that Purchaser has begun funding (but is not obligated to continue to fund) such operations. Seller will cooperate reasonably with Purchaser to facilitate a process for Purchaser to fund the outstanding and future ordinary and necessary expenses directly on Seller’s behalf in order to allow Company to continue operations, if Purchaser chooses to do so, which shall be subject to Purchaser’s sole discretion. Such expenses that are actually paid by Purchaser are referred to herein as “Company Expenses” and include, but are not limited to, the recurring expenses, costs and accounts payable detailed in Schedule 5.6, attached hereto. Without limiting the foregoing, from and after the date hereof until the date that is five Business Days after Purchaser gives a written notice of termination to Seller of this Agreement in accordance with Section 9.1, Purchaser hereby agrees to pay all costs and expenses of Seller and the Company related to the employment of the Employees, including all salaries, bonuses, employee benefits (including health care benefits), reimbursable expenses and all withholding and other Taxes related thereto accrued by Seller and the Company from and after May 16, 2008.

5.7  Legal Expense Deposit. On the date hereof, Purchaser shall deliver to Sidley Austin LLP or Seller $25,000 in immediately available as a non-refundable deposit towards the payment of Seller’s legal expenses incurred in connection with the transactions contemplated by this Agreement. Seller shall enter into a retainer agreement with Sidley Austin LLP that provides that, prior to the Closing, no part of such deposit may be used to pay any Sidley Austin LLP fees or expenses that do not relate to the transactions contemplated by this Agreement.

5.8  Joint Escrow Instructions. On the date hereof, Seller and Purchaser shall execute joint escrow instructions in the form attached hereto as Exhibit A. Such escrow instructions shall be held and delivered by Richard Matheny of the law firm Phelps Dunbar, LLP, as escrow agent for Seller and Purchaser under the Escrow Agreement for Escrowed Document in the form attached hereto as Exhibit B. Seller shall execute and Purchaser shall cause the Member Representative and Richard Matheny to execute such Escrow Agreement for Escrowed Document on the date hereof.

5.9  Cooperation with Accounting and SEC Matters.  From and after the Closing Date, Purchaser shall cooperate with Seller and its affiliates, upon Seller’s reasonable request, with respect to the preparation by Seller of financial statements and periodic reports to be filed with the SEC for all periods prior to and including the Closing Date (the “Pre-Closing Period”). Without limiting the generality of the foregoing, Seller and Buyer each agree to furnish to the other such documents and other records relating to the Pre-Closing Period as they reasonably request for such purposes. Any such request for documents or records shall be satisfied promptly. Seller shall also be entitled to retain a copy of all accounting and legal records of the Company for the Pre-Closing Period. If such records are not in Seller’s possession, then Purchaser shall make physical or electronic copies thereof and deliver the same to Purchaser no later than five Business Days after the Closing Date.

5.10  Tax Matters. Seller shall be responsible for filing the final federal corporate Tax return of the Company for the period ending on December 31, 2007, and shall be responsible for filing all state income Tax returns of the Company attributable to all periods ending on or before December 31, 2007. After the Closing Date, Purchaser and Seller shall (i) cooperate fully in preparing the tax returns referenced in the previous sentence, (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax returns of the Company for all periods ending on or before the Closing Date; (ii) make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of the Company with respect to any such taxable period; and (iii) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.  Any sales Tax, use Tax, asset transfer Tax, documentary stamp Tax or similar Tax attributable to the transfer of the Membership Interests to Purchaser shall be borne by Purchaser.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller under Article II of this Agreement are subject to the satisfaction or waiver by Seller of the following conditions precedent on or before the Closing Date:

6.1  Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein and in its Related Agreements shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

6.2  Compliance with Agreements and Covenants. Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.

6.3  Consents and Approvals. Seller shall have obtained or made all of the Required Consents.

6.4  Documents. Seller shall have received all of the agreements, documents and items specified in Section 8.3.

6.5  Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under Article II of this Agreement are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

7.1  Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller contained herein shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

7.2  Compliance with Agreements and Covenants. Seller shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.

7.3  Documents. Purchaser shall have received all of the agreements, documents and items specified in Section 8.2.

7.4  Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.5  Payment of Taxes. Seller shall have paid to the IRS not less than $25,653.51 towards the outstanding income taxes payable of the Company.

ARTICLE VIII

CLOSING

8.1  Closing. The Closing shall take place at the offices of Sidley Austin LLP, at 555 West Fifth Street, 40th Floor, Los Angeles, California 90013, at 10:00 a.m. on the date that is two Business Days after the satisfaction or waiver of the conditions precedent set forth in Article VI and Article VII. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

8.2  Deliveries by Seller. At the Closing, in addition to any other documents or agreements required under this Agreement, Seller shall deliver to Purchaser the following:

(a)  An instrument of transfer of all of the Membership Interests, which instruments shall be duly endorsed to Purchaser;

(b)  An Assignment and Assumption Agreement relating to the Employee Liabilities between Seller and Purchaser in the form attached hereto as Exhibit C (the “Assignment and Assumption Agreement”), duly executed by Seller;

(c)  A certificate dated the Closing Date of Seller certifying as to the compliance by Seller with Sections 7.1 and 7.2; and

(d)  Voting Agreements, in the form similar to the attached Exhibit D, which have been signed by Seller’s shareholders who own in the aggregate at least a majority of the issued and outstanding stock of Seller.

8.3  Deliveries by Purchaser. At the Closing, in addition to any other documents or agreements required under this Agreement, Purchaser shall deliver to Seller the following:

(a)  The Cash Amount;

(b)  The Assignment and Assumption Agreement, duly executed by Purchaser;

(c)  The Employee Resignation Letters, executed by each Employee;

(d)  The Employee Releases, executed by each Employee;

(e)  A release of the Guaranty, in form and substance reasonably satisfactory to Seller, duly executed by First South; and

(f)  A certificate dated the Closing Date of Purchaser certifying as to the compliance by each Member with Sections 6.1 and 6.2.

ARTICLE IX

TERMINATION

9.1  Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

(a)  With the mutual consent of the Purchaser and Seller;

(b)  By Seller, if there shall have been a material breach of any covenant, representation or warranty of Purchaser hereunder or under its Related Agreements, and such breach shall not have been remedied within ten Business Days after receipt by the Purchaser of a notice in writing from Seller specifying the breach and requesting such be remedied;

(c)  By Purchaser, if there shall have been a material breach of any covenant, representation or warranty of Seller hereunder or under its Related Agreements, and such breach shall not have been remedied within ten Business Days after receipt by Seller of notice in writing from Purchaser specifying the breach and requesting such be remedied;

(d)  By Purchaser or Seller, if the Closing shall not have taken place on or before September 30, 2008; provided that the right to terminate this Agreement under this clause (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

(e)  By Seller prior to the mailing of the definitive Information Statement to Seller’s stockholders, if Seller’s Disinterested Directors, acting pursuant to their fiduciary duties, authorize Seller to, and Seller does enter into a definitive agreement providing for the implementation of a Superior Proposal; provided that, Seller shall prior to or simultaneously with the closing of the Superior Proposal pay to Purchaser the Purchaser Transaction Expenses.

In the event of any termination pursuant to this Section 9.1 (other than pursuant to clause (a)), written notice setting forth the reasons thereof shall forthwith be given by the terminating party to the other party.

9.2  Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except (i) for the obligations set forth in Article X (but excluding therefrom Sections 10.3(c) and (d), which shall terminate if this Agreement is terminated), and (ii) the obligation of Seller pursuant to Section 9.1(e) to pay to Purchaser the Purchaser Transaction Expenses. In addition, no such termination shall relieve any party from liability for any prior breach of this Agreement.

ARTICLE X

INDEMNIFICATION

10.1  Survival. The representations and warranties of the parties hereto contained herein shall survive the Closing.

10.2  Indemnification by Seller. Seller agrees to indemnify Purchaser against, and agrees to hold Purchaser harmless from, any and all Losses incurred or suffered by Purchaser relating to or arising out of or in connection with any of the following:

(a)  any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement or any Related Agreement; and

(b)  any breach of or failure Seller to perform any covenant or obligation of Seller set out or contemplated in this Agreement or any Related Agreement.

10.3  Indemnification by Purchaser and the Members. Purchaser and the Members, jointly and severally, agree to indemnify Seller against, and agree to hold Seller harmless from, any and all Losses incurred or suffered by Seller relating to or arising out of or in connection with any of the following:

(a)  any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement or any Related Agreement;

(b)  any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement or any Related Agreement;

(c)  the Employee Liabilities; and

(d)  one-half (½) of a judgment, settlement or other resolution of the claims made by John T. McDaniel or his estate against Company and/or Seller, including those made in Civil Suit 19029 in the 35th Judicial District Court, Grant Parish, Louisiana and the related expenses.

10.4  Procedure for Indemnification--Third Party Claims.

(a)  Promptly after receipt by an indemnified party under Section 10.2 or Section 10.3 of notice of the commencement of any action, suit or proceeding (a “Proceeding”) against it, such indemnified party shall, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party.

(b)  If any Proceeding for which indemnity is available under this Article X is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification under this Article X; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(c)  Notwithstanding the foregoing, if any party entitled to indemnification hereunder determines in good faith that there is a reasonable probability that an Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld, delayed or conditioned).

10.5  Procedure for Indemnification—Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.6  Limitation on Indemnity Payments. Seller’s aggregate liability under Section 10.2 for all claims for Losses incurred by Purchaser shall not in any event exceed the Cash Amount.

10.7  Quitclaim Transfer. Purchaser and the Members acknowledge that, except as expressly set forth in this Agreement, neither Seller nor any of its representatives or affiliates makes or has made any representations or warranties, express or implied, in connection with the transactions contemplated by this agreement. Without limiting the generality of the foregoing, (i) the Membership Interests and the assets, liabilities and business of the Company shall be transferred to Purchaser pursuant to this Agreement in their present condition, “AS IS”, with all faults, and without any warranty, express or implied and (ii) no patent or latent physical or other condition or defect in any of such assets or the business, whether or not now known or discovered, or the existence or occurrence of any obligation or liability, whether absolute, contingent, accrued or unaccrued, shall affect the rights of any party hereunder. Purchaser acknowledges that (i) the biodiesel business of the Company is not currently operating due to the high cost of soybean oil and substitutes therefore that are used in the process of producing biodiesel and (ii) Seller does not anticipate that the Company’s biodiesel business can continue to operate as a going concern as a result thereof. Purchaser’s representatives are familiar with all aspects of the business and operations of the Company, have served as officers of the Company and as officers and directors of Seller and have had primary responsibility for the ongoing operations of the Company since inception thereof.

10.8  Exclusive Remedy. Following the Closing, the indemnification provisions set forth in this Agreement constitute the sole and exclusive recourse and remedy for monetary damages (whether through indemnification, contribution or otherwise) available to the parties hereto with respect to the breach of any representation, warranty or covenant contained in this Agreement, except in the case of fraud or intentional misrepresentations, in which case, the foregoing limitation shall not apply.

ARTICLE XI

MISCELLANEOUS

11.1  Expenses. Except as set forth in this Agreement, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

11.2  Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser and Seller.

11.3  Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile with written confirmation of receipt, (c) when received if sent by a nationally recognized overnight delivery service, or (d) five Business Days after being deposited in the mail, certified or registered, postage prepaid:

If to a Purchaser, addressed as follows.

Consolidated Energy Holdings, LLC
429 Murray Street
Suite #700
Alexandria, LA  71301
Attn : Dean Tyler
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

If to Seller, addressed as follows:

Allegro Biodiesel Corporation
6033 West Century Blvd., Suite 1090
Los Angeles, CA 90045
Attention: W. Bruce Comer III
Telephone No.: (310) 670-2721
Facsimile No.: (310) 670-4107

with a copy to:

Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA 90013
Attention:  Stephen D. Blevit, Esq.
Telephone No.: (213) 896-6029
Facsimile No.: (213) 896-6600

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11.4  Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.5  Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of any rights or obligations shall be made by either party hereto without the written consent of the other party hereto except that Purchaser may assign all of its rights and obligations hereunder to a wholly-owned subsidiary of Purchaser without Seller’s consent.

11.6  No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

11.7  Publicity. Prior to the Closing Date, except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Seller or Purchaser or any of their respective officers, directors, employees, representatives or agents, without the prior written agreement of Purchaser and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided that nothing in this Section 11.7 shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of any particular transaction or transactions.

11.8  Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.9  Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof, including the letter of intent between Seller and Port Acquisition, LLC dated May 16, 2008.

11.10  Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California.

11.11  Jurisdiction of Disputes. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of Los Angeles, California, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 11.11 shall be deemed to prevent any party from seeking to remove any action to a federal court in Los Angeles, California; (c) agree to waive to the fullest extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of California; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of Los Angeles, satisfactory to Purchaser and Seller, to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 11.3 for communications to such party; (g) agree that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by law.

11.12  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.13  Facsimile or Email Signatures. Any signature page delivered pursuant to this Agreement, any Related Agreement or any other document delivered pursuant hereto via facsimile or by email of pdf signature pages shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, III
Name:  W. Bruce Comer, III
Title:    Chief Executive Officer

CONSOLIDATED ENERGY HOLDINGS, LLC

By: /s/ Dean Tyler
Name:  Dean Tyler
Title:    Member authorized by the Manager

SOLELY FOR PURPOSES OF ARTICLE X AND ARTICLE XI:

/s/ Jimmy Carter
JIMMY CARTER

/s/ Glenn Davis
GLENN DAVIS

/s/ Travis Taylor
TRAVIS TAYLOR

/s/ Steve Templin
STEVE TEMPLIN

/s/ Dean Tyler
DEAN TYLER

/s/ Bill Wieger
BILL WIEGER

/s/ William Ingram
WILLIAM INGRAM

/s/ Darrell Dubroc
DARRELL DUBROC

/s/ Tim A. Collins
TIM A. COLLINS

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of ________ __, 2008, is entered into by and between Allegro Biodiesel Corporation, a Delaware corporation (“Assignor”), and Consolidated Energy Holdings, LLC, a Louisiana limited liability company (“Assignee”), and is executed and delivered pursuant to that certain Securities Purchase Agreement, dated as of June 13, 2008, by and among Assignee, Assignor and the Members of Assignee party thereto (the “Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Assignment. Assignor hereby absolutely and irrevocably grants, bargains, assigns, transfers, sets over, conveys and delivers to Assignee, and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest in and to the Employee Liabilities.

2.  Assumption. Assignee hereby assumes the Employee Liabilities.

3.  Further Assurances. Assignor and Assignee agree to furnish to each other all such resolutions, certificates, other documents and access to information and to take such other action as the other may from time to time reasonably request to evidence, confirm and fully implement the assignment of assets and assumption of liabilities made hereby.

4.  Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

5.  Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

6.  Facsimile or Email Signatures. Any signature page delivered pursuant to this Assignment via facsimile or by email of pdf signature pages shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

7.  Amendments. No amendment, waiver, modification, termination or cancellation of this Assignment shall be effective unless made in writing and signed by the party against whom enforcement is sought.

8.  Severability. Wherever possible, each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment.

9.  Terms of the Agreement. The terms of the Agreement are incorporated herein by this reference. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.

10.  Governing Law. This Assignment shall for all purposes be governed by the laws of the State of California without regard to choice of law or conflicts of law provisions.

11.  Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings given to such terms in the Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed and delivered as of the date first above written.

ASSIGNOR:

ALLEGRO BIODIESEL CORPORATION

By:	W. Bruce Comer, III
Name: W. Bruce Comer, III Title: Chief Executive Officer

ASSIGNEE:

CONSOLIDATED ENERGY HOLDINGS, LLC

By:	/s/ Dean Tyler
Name: Dean Tyler Title: Member authorized by the Manager

[Assignment and Assumption Agreement]

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made as of June 13, 2008, by and between Consolidated Energy Holdings, LLC, a Louisiana limited liability company (“Purchaser”) and the undersigned stockholder (“Stockholder”) of Allegro Biodiesel Corporation, a Delaware corporation (“Seller”).

RECITALS

WHEREAS, Purchaser and Seller are presently negotiating a Securities Purchase Agreement by and between Purchaser and Seller in the form attached hereto as Exhibit A (the “Purchase Agreement”);

WHEREAS, on the terms and subject to the conditions of the Purchase Agreement, Seller will sell and Purchaser will purchase 100% of the outstanding membership interests (the “Membership Interests”) of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (the “Company”);

WHEREAS, as of the date hereof, Stockholder, owns the equity securities of Seller (the “Securities”) set forth on Stockholder’s signature page hereto; and

WHEREAS, Stockholder is entering into this Agreement to vote its Securities in favor of the sale of the Membership Interests as contemplated by the Purchase Agreement, in order to induce Purchaser to enter into the Purchase Agreement and consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO VOTE SHARES

Section 1.1  Agreement to Vote.

(a)  Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Seller, however called, and in any action by consent of the stockholders of Seller, Stockholder will vote or cause to be voted in favor of the sale of the Membership Interests to Purchaser or its wholly-owned subsidiary as contemplated by the Purchase Agreement (the “Sale”): (i) all Securities owned legally or beneficially by Stockholder and (ii) any and all Securities acquired by Stockholder on or after the date hereof.

(b)  Stockholder acknowledges that (i) Stockholder has reviewed and understands the Purchase Agreement and the transactions contemplated thereby, (ii) Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the transactions contemplated by the Purchase Agreement, (iii) Stockholder has carefully considered and has, to the extent Stockholder believes such discussion necessary, discussed the transactions contemplated by the Purchase Agreement with Stockholder’s professional legal, tax and financial advisers, (iv) Seller has made available to Stockholder the opportunity to ask questions of, and receive answers from, Seller concerning the terms and conditions of the Sale, and to obtain any additional information which Seller had in its possession or was able to acquire without unreasonable effort or expense and Stockholder has availed itself of such opportunity to the extent that it desired.

1

Section 1.2  Adjustment Upon Changes In Capitalization. In the event of any change in the Securities, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of Seller, the number and kind of Securities subject to this Agreement shall be appropriately adjusted.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF STOCKHOLDER

Stockholder hereby represents and warrants to Purchaser as follows:

Section 2.1  Title to Equity Securities. As of the date hereof, Stockholder is the record or beneficial owner of the number of Securities set forth on Stockholder’s signature page hereto. Such Securities, are and will be on the Closing Date (as defined in the Purchase Agreement) owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to Purchaser prior to the execution and delivery of this Agreement in writing. Stockholder has not appointed or granted any proxy, which appointment or grant is still in effect, with respect to such Securities.

Section 2.2  Authority Relative to This Agreement. If the Stockholder is an entity, (i) Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (ii) the execution and delivery of this Agreement by Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all proceedings on the part of Stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3  No Conflict.

(a)  Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which its Securities are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Securities, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or its Securities are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

2

(b)  The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by Stockholder of its obligations under this Agreement.

ARTICLE III
COVENANTS OF THE STOCKHOLDERS

Section 3.1  No Inconsistent Agreements. Stockholder covenants and agrees that, except as contemplated by this Agreement, Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its Securities that is inconsistent with this Agreement.

Section 3.2  Transfer Of Title. Stockholder hereby covenants and agrees that, so long as this Agreement is in effect, Stockholder will not transfer record or beneficial ownership of any of its Securities unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV
COVENANTS OF PURCHASER

Section 4.1  Other Agreements. Purchaser hereby covenants that it shall not amend, waive, forgive performance of or terminate any agreement it now has or hereafter enters into obligating one or more Seller stockholders to vote, or pursuant to which one or more Seller stockholders agrees to vote, in favor of approving the sale of the Membership Interests as contemplated by the Purchase Agreement and that it shall enforce any rights it has pursuant to any such agreement.

ARTICLE V
TERMINATION

Section 5.1  Termination. This Agreement shall terminate automatically upon the earlier of (a) the date on which Purchaser notifies Stockholder in writing that it has abandoned the Purchase Agreement for any reason other than as the result of a breach of this Agreement by Stockholder and (b) the date on which Seller terminates the Purchase Agreement pursuant to Section 9.1(e) thereof.

Section 5.2  Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

3

ARTICLE VI
MISCELLANEOUS

Section 6.1  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed as delivered) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder: If to Purchaser:
At such address as is set forth on its signature page hereto.

Consolidated Energy Holdings, LLC
429 Murray Street
Suite #700
Alexandria, LA  71301
Attn : Darrell Dubroc
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 6.2  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, between the parties hereto, relating to the voting of Stockholder’s Securities with respect to the sale of the Membership Interests as contemplated by the Purchase Agreement.

Section 6.3  Stockholder Capacity. Stockholder signs solely in its capacity as the record holder and beneficial owner of the Securities set forth on its signature page hereto.

Section 6.4  Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in the State of California; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

4

Section 6.5  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 6.6  Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

Section 6.7  Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 6.8  Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware.

Section 6.9  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10  Facsimile or Email Signatures. Any signature page delivered pursuant to this Agreement, any Related Agreement or any other document delivered pursuant hereto via facsimile or by email of pdf signature pages shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CONSOLIDATED ENERGY HOLDINGS, LLC

By:	/s/ Dean Tyler
Name: Dean Tyler Title: Member Authorized by the Manager

[Counterpart Stockholder Signature Page Follows]

6

Monarch Pointe Fund Ltd.

By: M.A.G. CAPITAL, LLC
Its: General Partner

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 8,194,108
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 3,348,397

Mercator Momentum Fund, L.P.

By: M.A.G. CAPITAL, LLC
Its: General Partner

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 1,309,251
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 23,051

M.A.G. Capital, LLC

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 0
Shares of Series B Preferred Stock: 14,139
Shares of Common Stock: 0

Mercator Momentum Fund III, L.P.

By: M.A.G. CAPITAL, LLC
Its: General Partner

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 2,528,210
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 25,150

7

Asset Managers International Limited

By: __________________________
Its: __________________________

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 6,771,990
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 815,675

Pentagon Dollar Satellite Fund, Ltd.

By: __________________________
Its: __________________________

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

Shares of Series A Preferred Stock: 2,257,330
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 0

8

St. Cloud Capital Partners, LP By: __________________________ Name: Title: Shares of Series A Preferred Stock: 2,390,566 Shares of Series B Preferred Stock: 0 Shares of Common Stock: 0

9

Ocean Park Advisors, LLC

By: __________________________
Name: W. Bruce Comer III
Title: Managing Director
Shares of Series A Preferred Stock: 0
Shares of Series B Preferred Stock: 0
Shares of Common Stock: 5,144,497

10

/s/ Darrell J. Dubroc Darrell J. Dubroc Shares of Series A Preferred Stock: 0 Shares of Series B Preferred Stock: 0 Shares of Common Stock: 6,978,630	/s/ Tim A. Collins Tim A. Collins Shares of Series A Preferred Stock: 0 Shares of Series B Preferred Stock: 0 Shares of Common Stock: 4,131,370

11

INDIVIDUAL(S):

(Print Name of Member)

Dated:
(Signature of Member)

(Print Name of Co-Member)

Dated:
(Signature of Co-Member)

ENTITY:

(Print Name of Member)

By:	Dated:
(Signature of Authorized Signatory)

(Print Name and Title of Authorized Signatory)

By:	Dated:
(Signature of Required Authorized Co-Signatory)

(Print Name and Title of Authorized Co-Signatory)

Signature Page  to Securities Purchase Agreement

12

EXHIBIT A

PURCHASE AGREEMENT

EXHIBIT A

AGREEMENT TO SETTLE CERTAIN CLAIMS

THIS AGREEMENT TO SETTLE CERTAIN CLAIMS (this “Agreement”) is hereby entered into and effective on the 13th day of June, 2008 (the “Effective Date”), by and among:

Allegro Biodiesel Corporation, a Delaware corporation registered to do business in the State of Louisiana (hereinafter referred to as “Allegro”); and

the former members of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (hereinafter referred to as the “Members”), represented herein by Darrell Dubroc in his capacity as Member Representative (in such capacity, hereinafter referred to as “Member Representative”).

The parties entering this Agreement are hereinafter collectively referred to as “Parties” and individually referred to as “Party”.

RECITALS

WHEREAS, on September 20, 2006, Allegro’s predecessor, Diametrics Medical, Inc. (hereinafter referred to collectively as “Allegro”), executed a Contribution Agreement wherein Allegro purchased all of the issued and outstanding ownership interest of Vanguard Synfuels, L.L.C. (“Contribution Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Contribution Agreement) from the Members;

WHEREAS, on September 20, 2006, as a part of the Contribution Agreement, Allegro, the Members and the Escrow Agent, executed an Escrow Agreement (the “Escrow Agreement”) and deposited the Escrow Amount and the Escrow Shares into the Escrow thereunder for the purpose of having funds available to Allegro to satisfy any claims by Allegro for indemnification pursuant to Article XII of the Contribution Agreement;

WHEREAS, Allegro has made various claims for indemnification under Article XII of the Contribution Agreement and for the release of the Escrow Amount and the Escrow Shares to Allegro (hereinafter, all claims Allegro has, had or may have against the Members under Article VII of the Contribution Agreement, but excluding any future claims with respect to breaches of or inaccuracies in the Tax Warranties, the Title and Authorization Warranties, the Environmental Warranties, the Securities Warranties and claims for fraud are herein referred to as the “Claims”);

WHEREAS, cash in the amount of Forty Seven Thousand Four Hundred Forty-Eight and 49/100 Dollars ($47,448.49) has been released from the Escrow Fund pursuant to the joint written instructions of the Allegro and the Members dated May 16, 2008 in full and complete satisfaction of an indemnification claim by Allegro relating to an Internal Revenue Service civil penalty assessed against Vanguard Synfuels, L.L.C. (the “Tax Penalty Claim”); and

1

WHEREAS, all Parties agree that the Claims will be settled pursuant to the following procedures set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, intending to be legally bound and, for good and valuable consideration, the Parties agree as follows:

1.  Payment of Claim; Subrogation. All Parties hereby acknowledge the payment, receipt and sufficiency of the cash payment of Forty Seven Thousand Four Hundred Forty-Eight and 49/100 Dollars ($47,448.49) from the Escrow Fund in full and complete satisfaction of the Tax Penalty Claim. The Parties hereby agree that the Members shall be subrogated to all rights of Vanguard Synfuels, L.L.C. with respect to the Tax Penalty Claim in order to pursue all claims (if any) against third parties (other than Allegro, its shareholders, officers, directors, employees, managers or agents) related thereto.

2.  Release from Escrow Fund.

(a) Upon the execution of this Agreement, the Parties shall execute joint written escrow instructions in the form attached hereto as Exhibit A which shall:

(i) authorize the release of Two Hundred One Thousand One Hundred Twenty Nine and 30/100 Dollars ($201,129.30) cash and 126,250 shares of Allegro common stock from the Escrow Fund to the Members; and

(ii) authorize the release of One Hundred Fifty One Thousand Six Hundred Twenty Eight and 08/100 Dollars ($151,628.08) cash and 124,961 shares of Allegro common stock from the Escrow Fund to Allegro.

(b) The Parties hereby agree and acknowledge that the cash payments and distributions of shares described above shall:

(i) be made in consideration of the Parties entering into this Agreement and such payments and distributions are not contingent upon the settlement of the Claims; and

(ii) notwithstanding anything in Section 2(b)(i) to the contrary, serve as a credit toward any amount of cash or shares awarded to either Party pursuant to any settlement agreement and/or Award (as defined below) relating to the Claims. Such credit shall be dollar for dollar and share for share.

(c) In addition, upon the execution of this Agreement, the Parties shall execute joint written escrow instruction in the form attached hereto as Exhibit B, directing the Escrow Agent to release all remaining Escrow Funds and Escrow Shares from the Escrow in accordance with the Award of the Arbitrator (as each such term is defined below), if any.

3.  Amicable Settlement. The Parties will use their good faith, commercially reasonable efforts to identify and settle all Claims on or before July 15, 2008. In furtherance of their attempts to settle the Claims, the Parties agree to hold an initial meeting no later than July 1, 2008 for the purpose of resolving all Claims. Such meeting shall be held in Denver, Colorado, or at such other location or telephonically as agreed by the Parties. Such meeting may be extended to future dates if the Parties are not able to resolve all Claims during the initial meeting. Negotiations for the settlement of the Claims, which may include mediation by mutual agreement of the Parties, shall continue until the later of the date that all Claims are resolved or July 15, 2008. If the Parties are able to settle some, but not all of the Claims as a result of their negotiations, then the Parties shall enter into a binding settlement agreement covering the resolved Claims and submit the remaining Claims to arbitration pursuant to Section 4 below. If the Parties are able to settle Claims as a result of their negotiations then the Parties shall enter into (i) a settlement agreement and release of any and all Claims that are resolved by the Parties and (ii) joint escrow instructions that direct the Escrow Agent to release the Escrow Amount and Escrow Shares as are agreed to by the Parties in such settlement agreement. Unless otherwise agreed by the Parties, the participants in all settlement proceedings shall include no more than two representatives of Allegro, the Member Representative, no more than one (1) other Member and each Party’s attorneys.

2

4.  Arbitration.

(a) If on July 16, 2008, the Parties have not either entered into a binding settlement or release of all Claims, the Parties agree that all Claims shall be resolved by private arbitration (the “Arbitration”) conducted by one arbitrator (the “Arbitrator”) to be selected as follows:

(i) On or prior to July 25, 2008, each Party may propose to the other a list of up to five persons to serve as the Arbitrator. Neither Party may include in their list the name of any person who (i) is or was an employee, officer, director, legal counsel or other representative of such Party or any affiliate of such Party or any other person who has a direct or indirect personal or financial interest in the outcome of the Arbitration, (ii) does not have at least ten years experience in either accounting or mergers and acquisitions or (iii) who is not located in the Denver, Colorado area.

(ii) If there are one or more names that overlap in the combined list, then the Parties will pick the arbitrator from that set of overlaps. If there is only one overlap, then that person is automatically the Parties' choice for arbitrator. If there are more than one overlapping names, then the arbitrator shall be picked from the list of overlapping names by alternately striking names until only one name remains on the overlapping list (with each such strike to take no more than one business day to complete). Allegro will strike the first name.

(iii) If there are no overlapping persons and if the Parties are unable to agree upon one arbitrator from the combined list by August 4, 2008, then the arbitrator shall be picked from the list of names by alternately striking names until only one name remains on the overlapping list (with each such strike to take no more than one business day to complete). Allegro will strike the first name.

(b) The Arbitrator shall set a hearing date for an arbitration (the "Hearing") within forty-five (45) days from the date the Arbitrator is selected, unless otherwise agreed by the Parties, or unless otherwise ordered by the Arbitrator due to conflicts with the Arbitrator’s schedule.

3

(c) The Parties agree that there shall be free and open discovery between the Parties during the period from the Effective Date until the date of the Hearing. Neither party shall deny or object to, any reasonable request reating to the Claims that are submitted by the opposing Party for the production of documents or depositions and will otherwise cooperate in the discovery process; provided that the deponent in any deposition shall not be required to travel for purposes of his or her deposition. The Arbitrator shall have the authority to compel such discovery and to order any further discovery, by way of deposition, interrogatory, document production, or otherwise, as the Arbitrator considers necessary to a full and fair exploration of the issues in dispute. Except as otherwise provided herein, the Arbitrator shall administer the discovery process pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(d) Unless otherwise agreed by the Parties, within fifteen (15) days before the Hearing, the Parties shall submit to the Arbitrator, with a copy to the other Party, a list of all witnesses and exhibits which it intends to present at the Hearing.

(e) No later than ten (10) days before the scheduled Hearing, the Parties shall provide to the Arbitrator and to the other Party a short (not to exceed five (5) single-spaced pages or such other page limit as the Arbitrator permits) statement of its respective position with regard to the Claims.

(f) At the Hearing, each Party shall, unless it waives the opportunity, make an oral opening statement, and an oral closing statement.

(g) When testimony is complete and each Party has introduced its exhibits, subject to the provisions of this Agreement, and each has made a closing statement pursuant to the provisions of this Agreement or waived the opportunity to do so, the Arbitrator shall declare the Hearing closed; provided, however, the Parties may submit post hearing briefs pursuant to an agreed upon schedule or one formulated by the Arbitrator.

(h) The Hearing shall be held at a location in, or near, the City of Denver, Colorado agreed upon by the Parties and convenient for the Arbitrator, or if the Parties cannot agree upon a location in the City of Denver, Colorado, designated by the Arbitrator.

(i) The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the Arbitrator; (ii) no more than two representatives of Allegro, (iii) the Member Representative, (iv) no more than one (1) other Member; (v) each Party's attorneys; (vi) a court reporter if requested by either Party; and (vii) any witnesses, including expert witnesses.

(j) The Hearing shall be conducted in not more two (2) days, beginning at 10:00 AM, local time; provided that the Arbitrator may, in his or her sole discretion, order the continuance of the Hearing on consecutive succeeding business days if requested by a Party.

4

(k) Within thirty (30) days of the close of the Hearing, the Arbitrator shall issue a written opinion and award (the "Award") based on evidence, arguments and post hearing briefs, if any. The Award shall be a decision of the Arbitrator, shall resolve the Claims submitted to the Arbitration, and shall be final and binding on the Parties. The Award shall state the amount of the Escrow Amount and the number of Escrow shares to be released to Allegro, on the one hand, and the Members, on the other hand. The fact that an opinion is issued does not enlarge or restrict the authority of a court provided in the AAA's Commercial Arbitration Rules to review the arbitration proceedings or the Award. The Arbitrator shall then deliver a notice to the Escrow Agent, directing the Escrow Agent to release Escrow Funds and Escrow Shares in accordance with the Award.

(l) Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing between a Party or its attorneys and the Arbitrator from the time the Arbitrator is appointed until after the Parties receive the Award.

(m) The Parties agree that the Award can be enforced by any court of competent jurisdiction.

(n) Notwithstanding any other provision of this Agreement, the Arbitrator shall have no power to delete from, add to, or modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

(o) The arbitration shall be governed by AAA's Commercial Rules of Arbitration, except as otherwise provided in this Agreement.

(p) Each Party shall bear its own expenses, costs and attorneys fees incurred in connection with the Arbitration. The fees of any court reporter at the Hearing shall be paid by the Party that requests the court reporter.

5.  Limitation on Claims. All Parties hereby agree that the aggregate maximum amount recoverable by any Party pursuant to any settlement agreement and/or Award relating to the Claims shall not exceed the balance of the sum of the Escrow Amount and the Escrow Shares as of the Effective Date (as approximated in Schedule 5 attached hereto, the “Escrow Principal Balance”) plus any interest earned on the Escrow Amount. This provision shall supersede any provision to the contrary in the Contribution Agreement or the Escrow Agreement and shall be deemed to be a written amendment or modification thereto as provided in such agreements.

6.  Written Agreement. This Agreement constitutes the agreement and understanding of the Parties relating to the subject matter contained herein. This Agreement may not be altered, amended or modified in any respect whatsoever except by a writing duly executed by each of the Parties hereto.

7.  Voluntariness. The Parties agree that they have carefully read this Agreement, that it has been fully explained by their attorneys, that they fully understand its final and binding effect that the only promises made to sign the Agreement are those stated above and that such Agreement is being signed voluntarily.

5

8.  Capacity. The Parties each warrant and represent that each Party has the requisite power and authority to execute and deliver this Agreement and it has been duly executed and delivered by each party and this Agreement is a valid and binding agreement, enforceable against each Party in accordance with its terms.

9.  Waiver of Compliance. The failure by any Party at any time to require performance of any provision of this Agreement will not affect its right later to require such performance. No waiver in any one or more instances will (except as stated therein) be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach of any other term, covenant, representation or warranty.

10.     Notices. All notices, requests, demands or other communications required or permitted by this Agreement will be in writing and effective when received, and delivery will be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed to the Parties at as follows.

If to the Member Representative:

429 Murray Street
Suite #700
Alexandria, LA  71301
Attn : Darrell Dubroc
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

6

and

Breazeale, Sachse & Wilson, L.L.P.
23rd Floor, One American Place
301 Main Street
Baton Rouge, LA 70821-3197
Attn: B. Troy Villa
Telephone No.: (225) 387-4000
Facsimile No.: (225) 387-5397

If to Allegro, addressed as follows:

Allegro Biodiesel Corporation
6033 West Century Blvd., Suite 1090
Los Angeles, CA 90045
Attention: W. Bruce Comer III
Telephone No.: (310) 670-2721
Facsimile No.: (310) 670-4107

with a copy to:

Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA 90013
Attention: Stephen D. Blevit, Esq.
Telephone No.: (213) 896-6029
Facsimile No.: (213) 896-6600

7

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.  Facsimile or Email Signatures. Any signature page delivered pursuant to this Agreement, any Related Agreement or any other document delivered pursuant hereto via facsimile or by email of pdf signature pages shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

13.  Headings. The headings of the Sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

14.  Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

8

15.  Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in either gender shall extend to and include both genders.

16.  Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York exclusive of the conflicts of law provisions thereof.

[Signatures on Following Pages]

9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, II
Name: W. Bruce Comer, III Title: Chief Executive Officer

MEMBERS:

By: /s/ Darrell Dubroc
Darrell Dubroc, as Member Representative

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, California 90045 Tel: (310) 670-2093 Fax: (310) 670-4107 www.allegrobiodiesel.com

June 13, 2008

Via Federal Express

Attention: Ronda Carson
JPMorgan Chase Bank, N.A.
Escrow Services
333 South Grand Avenue, 36th Floor
Los Angeles, CA 90065

Re:	Joint Escrow Instructions re Escrow Agreement (“Escrow Agreement”) by and among Diametrics Medical, Inc., the Members and JPMorgan Chase Bank, N.A. dated as of September 20, 2006

Ladies and Gentlemen:

Allegro Biodiesel Corporation (fka Diametrics Medical, Inc., “Allegro”) has submitted to you various demands for release from the Escrow Deposit under the Escrow Agreement. The parties to the Escrow Agreement have not resolved any of such claims other than Allegro’s demand dated February 22, 2008, for the release of $47,448.49 relating to certain taxes. Joint escrow instructions for the release of such amount were delivered to you on or about May 16, 2008.

Notwithstanding that our remaining claims continue to be outstanding, the parties to the Escrow Agreement have agreed to release a portion of the Cash Escrow Deposit and a portion of the Stock Escrow Deposit as set forth below.

Accordingly, you are hereby instructed to release (i) to Allegro from the Cash Escrow Deposit the sum of $151,628.08 and from the Stock Escrow Deposit, 124,961 shares of Allegro common stock and (ii) to the Members from the Cash Escrow Deposit the aggregate sum of $201,129.30 and from the Stock Escrow Deposit an aggregate of 126,250 shares of Allegro common stock. It is requested that these funds and shares be released as promptly as possible.

Funds released to Allegro shall be paid by wire transfer to the following account:

Bank of America
4754 Admiralty Way
Marina Del Rey, CA 90292
ABA No. 026009593

Account Number 09145-41651

Shares of Allegro common stock released to Allegro shall be delivered to the following address:

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, CA 90045 Attention: W. Bruce Comer III Telephone No.: (310) 670-2721

Funds released to the Members shall be paid by wire transfer to Troy Villa at Breazeale, Sachse & Wilson LLP, using the following information:

Regions Bank 8440 Jefferson Hwy. Baton Rouge, LA 70809 ABA No. 062005690 Account Number 1450901416

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, California 90045 Tel: (310) 670-2093 Fax: (310) 670-4107 www.allegrobiodiesel.com

Shares of Allegro common stock released to the Members shall be delivered to the following address:

Breazeale, Sachse & Wilson, L.L.P. 23rd Floor, One American Place 301 Main Street Baton Rouge, LA 70821-3197 Attn: B. Troy Villa Telephone No.: (225) 387-4000

Capitalized terms used herein without definition have the meaning ascribed thereto under the Escrow Agreement.

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, California 90045 Tel: (310) 670-2093 Fax: (310) 670-4107 www.allegrobiodiesel.com

Please call Stephen Blevit of Sidley Austin LLP at 213-896-6029 with any questions regarding these joint escrow instructions.

Very truly yours,

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, III Name: W. Bruce Comer, III Title: Chief Executive Officer	/s/ Darrell Dubroc DARRELL DUBROC, as Member Representative

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, California 90045 Tel: (310) 670-2093 Fax: (310) 670-4107 www.allegrobiodiesel.com

June 13, 2008

Via Federal Express

Attention: Ronda Carson
JPMorgan Chase Bank, N.A.
Escrow Services
333 South Grand Avenue, 36th Floor
Los Angeles, CA 90065

Re:	Joint Escrow Instructions re Escrow Agreement (“Escrow Agreement”) by and among Diametrics Medical, Inc., the Members and JPMorgan Chase Bank, N.A. dated as of September 20, 2006

Ladies and Gentlemen:

Capitalized terms used herein without definition have the meaning ascribed thereto under the Escrow Agreement. Allegro Biodiesel Corporation (fka Diametrics Medical, Inc., “Allegro”) has submitted to you various demands for release from the Escrow Deposit under the Escrow Agreement. With the exception of the claim referenced in the May 16, 2008 joint escrow instructions of Allegro and the Member Representative, and as provided in the other June 13, 2008 joint escrow instructions, these claims have not yet been resolved by Allegro and the Member Representative.

Allegro and the Member Representative have entered into an Agreement to Settle Certain Claims dated as of the date hereof (the “Agreement”) in order to set forth procedures pursuant to which Allegro and the Member Representative will resolve the remaining outstanding claims by Allegro. A copy of the Agreement is enclosed herewith. The Agreement provides that the parties will first attempt to negotiate to reach an amicable resolution of all outstanding claims by Allegro. If Allegro and the Member Representative are not able to resolve all such claims pursuant to such negotiations, the Agreement provides that Allegro and the Member Representative will submit such claims to binding arbitration in accordance with the procedures set forth in the Agreement. Either Allegro or the Member Representative may advise you in writing as to the identity of the arbitrator for such arbitration. At the conclusion of such binding arbitration the arbitrator will resolve all claims submitted to the arbitration, and will determine the amount of the Escrow Amount and the number of Escrow Shares to be released to Allegro, on the one hand, and the Members, on the other hand (the “Award”). The Award shall be delivered to you by the arbitrator in writing. Allegro and the Member Representative hereby direct you to release the Escrow Amount and the Escrow Shares in accordance with the Award, without any further action or instructions of Allegro or the Member Representative.

Please call Stephen Blevit of Sidley Austin LLP at 213-896-6029 with any questions regarding these joint escrow instructions.

Very truly yours,

ALLEGRO BIODIESEL CORPORATION By: /s/ W. Bruce Comer, III Name: W. Bruce Comer, III Title: Chief Executive Officer	/s/ Darrell Dubroc DARRELL DUBROC, as Member Representative

ESCROW AGREEMENT FOR ESCROWED DOCUMENT

This ESCROW AGREEMENT (this “Escrow Agreement”), dated June 13, 2008, is by and among Allegro Biodiesel Corporation, a Delaware corporation (“Allegro”), the former members of Vanguard Synfuels, L.L.C., a Louisiana limited liability company (hereinafter referred to as the “Members”), represented herein by Darrell Dubroc in his capacity as Member Representative under that certain Escrow Agreement dated as of September 20, 2006 among Allegro, the Members and JPMorgan Chase Bank, N.A. (in such capacity, hereinafter referred to as the “Member Representative”), Consolidated Energy Holdings, LLC, a Louisiana limited liability company (“Consolidated”), and Richard Matheny of Phelps Dunbar, LLP (in its capacity as escrow agent hereunder, the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Interest Purchase Agreement or the Agreement to Settle Certain Claims (collectively referred to herein as the “Agreements”), dated as of June 13, 2008. The Parties acknowledge that Escrow Agent is not a party to and will not be responsible for the Agreements.

WITNESSETH:

WHEREAS, pursuant to the Agreements, Allegro, Consolidated and the Members (the “Parties”) have agreed to certain terms and conditions to settling various outstanding issues as set forth in the Agreements;

WHEREAS, pursuant to the terms of Section 5.8 of the Interest Purchase Agreement, Allegro and Consolidated agreed to deposit into escrow the Joint Escrow Instructions signed by both Allegro and the Member Representative on June 13, 2008, to be held and distributed by the Escrow Agent in accordance with the terms and conditions of Section 5.8 of the Interest Purchase Agreement and this Escrow Agreement;

NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein and in the Agreements, the parties hereto hereby agree as follows:

Section 1.  Appointment of Escrow Agent.

The Parties hereby appoint Richard Matheny of Phelps Dunbar, LLP as Escrow Agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment.

Section 2.  Deposit of Escrowed Document.

Concurrently with the execution and delivery of this Escrow Agreement, in accordance with Section 5.8 of the Interest Purchase Agreement, Allegro and the Members have deposited with the Escrow Agent, which hereby acknowledges receipt of same, the Joint Escrow Instructions executed on June 13, 2008 (the “Escrowed Document”) to be held and delivered by the Escrow Agent in accordance with the terms and conditions set forth in this Escrow Agreement.

Section 3.  Disbursements From the Escrow Account; Closing.

The Escrow Agent shall deliver the Escrowed Document to JPMorgan Chase Bank, N.A. at the address set forth in the Escrowed Document by overnight delivery service upon receipt of written confirmation signed by Allegro that Allegro has mailed to Allegro’s stockholders a definitive Information Statement, as defined in the Interest Purchase Agreement, together with a copy of such definitive Information Statement.

Section 4.  Concerning the Escrow Agent.

(i)  Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including Phelps Dunbar LLP’s officers, directors, employees and agents, will:

(i)  not be liable for any action taken or omitted under this Escrow Agreement so long as he has acted in good faith and without gross negligence or willful misconduct;

(ii)  have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

(iii)  be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and will be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

(iv)  [Reserved];

(v)  be indemnified and saved harmless by the Parties from any and all losses, liabilities, claims, proceedings, suits, demands, penalties, costs and expenses, including without limitation reasonable fees and expenses of outside counsel and experts and their staffs and all reasonable expenses of document location, duplication and shipment and of preparation to defend any of the foregoing (“Losses”), which may be incurred by it as a result of its execution, delivery or performance of this Escrow Agreement, unless such Losses are caused by the bad faith, gross negligence or willful misconduct of the Escrow Agent, and the provisions of this Section 4(a)(v) will survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement;
(vi)  have only those duties as are specifically provided herein, which will be deemed purely ministerial in nature, and will under no circumstance be deemed a fiduciary for any of the other Parties. The Escrow Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Agreements. This Escrow Agreement sets forth all matters pertinent to the Escrowed Document contemplated hereunder, and no additional obligations of the Escrow Agent will be inferred from the terms of this Escrow Agreement or any other Agreement. IN NO EVENT WILL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION;

2

(vii)  have the right, but not the obligation, to consult with and retain counsel of its choice with respect to matters (including but not limited to litigation) arising out of this Escrow Agreement and will not be liable for action taken or omitted to be taken by Escrow Agent in good faith in accordance with the advice of such counsel; and

(viii)  have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

Section 5.  Resignation or Removal of Escrow Agent.

The Escrow Agent may resign as such following the giving of thirty (30) days prior notice to the Parties. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior notice to the Escrow Agent by the Parties. In either event, the duties of the Escrow Agent will terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent will then deliver the balance of the documents then in its possession to a successor escrow agent as will be appointed by the Parties as evidenced by notice to the Escrow Agent.

If the Parties hereto have failed to appoint a successor to the Escrow Agent prior to the expiration of thirty days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction in Louisiana for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

Section 6.  Termination

This Escrow Agreement shall automatically terminate on the date on which the Escrowed Document has been duly disbursed in accordance with Section 3 hereof.

Section 7.  Notices

Any notice or other communication required or permitted by this Escrow Agreement shall be in writing and shall be deemed given to a Party when (i) delivered by hand or by nationally recognized overnight courier service (costs prepaid); or (ii) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to such Party at the address or facsimile number and marked to the attention of the person (by name or title) designated for such party below (or to such other address, facsimile number or person as such party may designate by notice to the other parties):

3

If to Allegro, addressed as follows:

Allegro Biodiesel Corporation
6033 West Century Blvd., Suite 1090
Los Angeles, CA 90045
Attention: W. Bruce Comer III
Telephone No.: (310) 670-2721
Facsimile No.: (310) 670-4107

with a copy to:

Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, CA 90013
Attention:  Stephen D. Blevit, Esq.
Telephone No.: (213) 896-6029
Facsimile No.: (213) 896-6600

If to the Member Representative:

429 Murray Street
Suite #700
Alexandria, LA 71301
Attn : Darrell Dubroc
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

and

Breazeale, Sachse & Wilson, L.L.P.
23rd Floor, One American Place
301 Main Street
Baton Rouge, LA 70821-3197
Attn: B. Troy Villa
Telephone No.: (225) 387-4000
Facsimile No.: (225) 387-5397

4

If to Consolidated, addressed as follows.

Consolidated Energy Holdings, LLC
429 Murray Street
Suite #700
Alexandria, LA 71301
Attn : Dean Tyler
Telephone No.: (318) 442-8730
Facsimile No.: (318) 442-8981

with a copy to:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

If to Escrow Agent:

Phelps Dunbar LLP
City Plaza
445 North Boulevard, Suite 701
Baton Rouge , LA 70802
Attention: Richard Matheny
Telephone No.: (225) 376-0210
Facsimile No.: (225) 381-9197

Notwithstanding the above, in the case of communications delivered to the Escrow Agent such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

Section 8.  Governing Law; Counterparts.

This Escrow Agreement shall be construed in accordance with the laws of the State of Louisiana without regard to the conflicts of law principles thereof. Each Party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Louisiana. The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. This Escrow Agreement may be executed in multiple counterparts, each which shall constitute an original and all of which taken together shall constitute one and the same instrument. All signatures of the Parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

5

Section 9.  Amendment, Modification or Waiver.

This Escrow Agreement may be amended or modified, and any term of this Escrow Agreement may be waived, only if such amendment, modification or waiver is in writing and signed by the Parties and the Escrow Agent.

Section 10.  Assignment.

This Escrow Agreement shall be binding upon and inure to the benefit of the successors, heirs and permitted assigns of the Parties.

Section 11.  Force Majeure

Notwithstanding any other provision of this Escrow Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and will not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

Section 12 Severability and Operation of Law.

If any provision of this Escrow Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Escrow Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

Section 13. Extension; Waiver.

The failure of any party to this Escrow Agreement to assert any of its rights under this Escrow Agreement or otherwise shall not constitute a waiver of such rights. Further, no waiver by either party of any term, condition, default, or breach shall constitute or be construed as a waiver of any other term, condition, default, or breach of this Escrow Agreement.

Section 14. Entire Agreement, No Third Party Beneficiaries.

This Escrow Agreement, constitutes the entire Escrow Agreement among the parties hereto and supersedes any and all other prior Escrow Agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than the Parties any rights or remedies hereunder.

6

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, III
Name: W. Bruce Comer, III
Title: Chief Executive Officer

MEMBERS:

By: /s/ Darrell J. Dubroc
Darrell J. Dubroc, as Member Representative

CONSOLIDATED ENERGY HOLDINGS, LLC

By: /s/ Dean Tyler
Name: Dean Tyler
Title: Member authorized by the Manager

By: /s/ Richard Matheny
RICHARD MATHENY, escrow agent

Allegro Signs Definitive Agreement to Sell Biodiesel Plant and Related Assets

LOS ANGELES June 16, 2008 -- Allegro Biodiesel Corporation (OTC: ABDS) (“Allegro” or the “Company”) has entered into a definitive agreement with Consolidated Energy Holdings, LLC (“CEH”). Pursuant to the agreement, on the closing date, CEH will purchase 100% of Allegro’s wholly-owned subsidiary, Vanguard Synfuels, LLC (“Vanguard”) which holds all of the Company’s biodiesel operations and related assets (the “Transaction”). The Transaction is subject to the receipt of shareholder consents and certain other customary conditions.

The terms of the Transaction provide for CEH to assume Vanguard’s outstanding $2.9 million in senior secured debt and all existing employment agreements for employees of Allegro and Vanguard. Darrell Dubroc and Tim Collins, who are members of CEH and currently are officers and directors of Allegro, will resign from their positions with Allegro upon closing, and CEH will both fund certain transaction expenses and continue to fund Vanguard’s operating expenses (it began doing so upon the execution of the letter of intent which was signed May 16, 2008). Subject to certain terms, Allegro has the ability to terminate the agreement if, prior to the mailing of a Section 14C definitive information statement to Allegro’s shareholders, the Company enters into a definitive agreement with a third party that provides for a proposal superior to that of the existing agreement.

Many of the members of CEH are former members of Vanguard who sold their interests in Vanguard to Allegro in September 2006 (the “Former Members”). Allegro and the Former Members have also entered into an ancillary settlement agreement (the “Settlement Agreement”) pursuant to which the parties will settle certain claims Allegro has made against the escrow account that was established in September 2006 when the Company originally acquired Vanguard (the “Escrow Account”). The Escrow Account currently contains approximately $1.7 million in cash and 1.1 million shares of Allegro’s common stock.

Upon the mailing of a Section 14C definitive information statement by Allegro to its shareholders, the Settlement Agreement provides for a mutual release of cash and shares of Allegro’s common stock from the Escrow Account to Allegro and the Former Members in the amounts of $151,628 and 124,961 shares and $201,129 and 126,250 shares, respectively. After these disbursements, there will be approximately $1.3 million in cash and 860,000 million shares of Allegro’s common stock remaining in the Escrow Account. The Settlement Agreement also provides that if Allegro and the Former Members have not reached a settlement of the remaining claims by July 15, 2008, then a binding arbitration will take place that must be concluded by September 30, 2008.

Upon closing, Allegro will have eliminated all of its secured debt and most of its outstanding liabilities. Although it will no longer have operations on the closing date, Allegro will continue as a publicly-traded corporation and will have several non-operating assets, including its remaining cash, its $1 million equity investment in Community Power Corporation (“CPC”), a $250,000 note receivable from CPC, and Allegro’s claims on the remaining assets in the Escrow Account.

Allegro is actively seeking and evaluating potential strategic transactions, either building upon its biomass gasification assets in the renewable energy industry or exploring other options.

Allegro expects to close the Transaction within the next 6-8 weeks. The complete terms of the Transaction will be detailed in Allegro’s Form 8-K to be filed with the SEC on June 17, 2008.

Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that this press release discusses expectations about future financial performance, future disclosures, or otherwise statements about the future, such statements are forward-looking and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risk factors discussed in the Risk Factors, Business Description and Management's Discussion and Analysis sections of our Registration Statement on Form SB-2, which was declared effective by the SEC on June 13, 2007, our Annual Report on Form 10-KSB for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-QSB and current reports on Form 8-K.

Contact:
Tel:	(310) 670-2093
Fax: (310) 670-4107
E-mail: info@allegrobio.com